Exhibit 10.13

OCEAN BIOMEDICAL

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

February 22, 2021

Delivered via Email
Gurinder Kalra

Dear Gurinder:

On behalf of Ocean Biomedical, Inc. (the "Company"), I am pleased to offer you employment with the Company. The terms and conditions of your employment are set forth below.

1. **Position**. Your initial position with the Company will be Chief Financial Officer reporting to the Chief Executive Officer. This is a full-time position, and you are expected to devote your full business time and best efforts to the Company, and you may not engage in outside business activities without the Company's prior written consent.

2. **Start Date**. Your employment began on January 15, 2021 (the "Start Date").

3. **Salary**. The Company will pay you a salary at the rate of $350,000 (three hundred fifty thousand Dollars) per year, payable in accordance with the Company's standard payroll schedule and subject to applicable deductions and withholdings. This salary will be subject to periodic review and adjustments at the Company's discretion. Payment of any salary deferred since the Start Date will be upon the successful completion of the IPO (as defined below), subject to your continued employment with the Company through such payment date.

4. **Bonus.** In addition to your salary, beginning in calendar year 2021 you may be eligible to receive an annual bonus, targeted at 65% of your base salary (the "Target Bonus"). The decision to award a bonus for any particular calendar year and the amount thereof are subject to the Company's discretion, and may depend in part on the Company's evaluation of your performance and the Company's performance. Annual bonuses, if any, will be paid no later than March 15 of the year following the calendar year to which such bonus relates, and you must remain employed by the Company through date of payment to earn any portion of such bonus. In addition, upon completion of an initial public offering of the equity securities of the Company or any of its affiliates prior to August 31, 2021 (the "IPO"), you will receive a cash bonus equal to $150,000 (one hundred fifty thousand Dollars) (the "IPO Bonus") to be paid in a lump sum immediately upon completion of the IPO, subject to your continued employment with the Company through such payment date.

5. **Severance.** Notwithstanding anything to the contrary, in the event your employment with the Company is terminated without Cause (as defined in the Company's 2021 Stock Option and Grant Plan (as amended from time to time, the "Plan")) or you resign from the Company with

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

Good Reason (as defined in the Plan), you will be entitled to receive the following severance benefits, subject to your execution and delivery of an irrevocable release of claims in favor of the Company and its affiliates within sixty (60) days of such termination: (a) continuation of your then-current base salary for twelve (12) months, payable in accordance with the Company's regular payroll cycle; (b) a pro-rata portion of your then-current Target Bonus, based on the number of days you were employed by the Company in the year of termination, payable in substantially equal installments in accordance with the Company's regular payroll cycle over twelve (12) months; (c) full and immediate accelerated vesting of any and all of your then-outstanding and unvested equity awards in the Company; (d) subject to the completion of the First Capital Raise, the First Capital Raise Bonus, payable in a lump sum within thirty (30) days of the completion of such First Capital Raise, regardless of your continued employment with the Company through the payment date; (e) subject to the completion of the IPO, the IPO Bonus, payable in a lump sum immediately upon completion of such IPO, regardless of your continued employment with the Company through the payment date; and (f) extended post-termination exercise periods for your then-outstanding options, to the extent vested and exercisable as of the date of such termination, for the remainder of their terms.

6. **Benefits**. You will be eligible to participate in the employee benefits and insurance programs generally made available to its full-time employees. Details of these benefits programs, including any employee contributions, will be made available to you when you start. Beginning in 2021, you will also be eligible for four weeks of paid vacation per full calendar year (prorated for partial years) in accordance with the Company's vacation policy. Vacation time shall be subject to Company policy in all respects, including with respect to the accrual and use of vacation time.

7. **Representation Regarding Other Obligations.** You also will be required to sign, as a condition of your employment, a Confidentiality and Proprietary Rights Agreement, a copy of which is enclosed in Exhibit A. This offer is conditioned on your representation that you are not subject to any confidentiality, non-competition or other agreements that restricts your employment activities or that may affect your ability to devote full time and attention to your work at the Company. If you have entered into any agreement that may restrict your activities on behalf of the Company, please provide me with a copy of the agreement as soon as possible. You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party.

8. **Taxes**.

A. **Withholding Taxes**. All forms of compensation referred to in this Offer Letter are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

Company or its board of directors related to tax liabilities arising from your compensation.

B. **Section 409A**. Notwithstanding anything in this Offer Letter to the contrary, any compensation or benefits payable under this Offer Letter that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and which is designated under this Offer Letter as payable upon your termination of employment shall be payable only upon your "separation from service" with the Company within the meaning of Section 409A of the Code (a "Separation from Service") and, except as otherwise provided under this paragraph, any such compensation or benefits shall not be paid, or, in the case of installments, shall not commence payment, until the sixtieth (60th) day following your Separation from Service. Any installment payments that would have been made to you during the sixty (60) day period immediately following your Separation from Service but for the preceding sentence shall be paid to you on the sixtieth (60th) day following your Separation from Service and the remaining payments shall be made as provided in this Offer Letter. Notwithstanding any provision herein to the contrary, if you are deemed by the Company at the time of your Separation from Service to be a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which you are entitled under this Offer Letter is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of your benefits shall not be provided to you prior to the earlier of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company or (ii) the date of your death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to you (or your estate or beneficiaries), and any remaining payments due to you under this Offer Letter shall be paid as otherwise provided herein. To the extent that any reimbursements under this letter agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to you shall be paid to you no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this letter agreement will not be subject to liquidation or exchange for another benefit. Your right to receive any installment payments under this Offer Letter, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

considered a separate and distinct payment as permitted under Treasury Regulation Section l.409A-2(b)(2)(iii).

9. **Interpretation, Amendment and Enforcement**. This Offer Letter and the Confidentiality and Proprietary Rights Agreement constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company, including, without limitation, the Original Letter. The terms of this Offer Letter and the resolution of any disputes as to the meaning, effect, performance or validity of this Offer Letter or arising out of, related to, or in any way connected with, this Offer Letter, your employment with the Company or any other relationship between you and the Company (the "Disputes") will be governed by the laws of the State of Delaware, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the State of Massachusetts in connection with any Dispute or any claim related to any Dispute.

10. **Other Terms.** Your employment with the Company will be on an "at will" basis. In other words, you or the Company may terminate your employment for any reason and at any time, with or without cause. Although your job duties, title, compensation and benefits, as well as the Company's benefit plans and personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than yourself).

As with all employees, our offer to you is contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States.

We are excited about the prospect of having you join the Company. We look forward to receiving a response from you within one week acknowledging, by signing below, that you have accepted this offer of employment.

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

Very truly yours,

OCEAN BIOMEDICAL, INC.

DocuSigned by:
By: Chirinjeev Kathuria
0E146602D5034F0...

Name: Chirinjeev Kathuria
Title: Executive Chairman

I have read and accept this employment offer:

____
Signature

Dated: February 22, 2021

Ocean Biomedical, Inc.
c/o Dr. Jonathan Kurtis, Director
55 Claverick St., Suite 325
Providence, RI 02903
www.oceanbiomedical.com

Very truly yours,

OCEAN BIOMEDICAL, INC.

By: ___________________________________
Name:
Title:

I have read and accept this employment offer:

DocuSigned by:
Gurinder Kalra
039F36C46252460...
____
Signature

Dated: February 22, 2021